Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated August 23, 2023 relating to the financial statements of Lumentum Holdings Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended July 1, 2023.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
November 30, 2023